Exhibit 99.1
VIZIO HOLDING CORP.
Reports Q1 2023 Financial Results
Platform+ net revenue increased 22% year-over-year (YoY) to $125.5 million
Platform+ gross profit increased 14% YoY to $73.8 million
SmartCast Average Revenue Per User increased 23% YoY to $29.20
Irvine, CA., May 9, 2023—VIZIO Holding Corp. (NYSE: VZIO) today announced the following results for the three months ended March 31, 2023:
Financial and operational highlights include the following, compared to Q1'22:
•Net revenue of $356.7 million, compared to $485.5 million
•Platform+ net revenue of $125.5 million, up 22%
•Gross profit of $75.4 million, up 4%
•Platform+ gross profit of $73.8 million, up 14%
•Net loss of $0.7 million, compared to net loss of $11.0 million
•Adjusted EBITDA1 of $6.7 million, up 52%
•SmartCast Average Revenue Per User (ARPU) of $29.20, up 23%
“Q1 kicked off our 21st year of selling award-winning, affordable products and experiences, and we continue to see success in the execution of our combined hardware and software strategy,” said William Wang, CEO of VIZIO. “As you can see from our results, our advertising business continued to show strength in Q1, up 24% year-over-year, which exceeded our expectations. Our results speak to the progress we’ve made in raising awareness of VIZIO as a scaled destination for advertisers to reach viewers.”
Q1'23 Business highlights include:
•Reached 17.5 million SmartCast Active Accounts, which streamed 4.9 billion hours
•Increased average SmartCast Hours per SmartCast Active Account to 93 per month, up 5% YoY
•Partnered with Amazon, Best Buy, Costco, Sam's Club, Target, and Walmart on exclusive offers
•Expanded our direct ad client relationships by 77% compared to Q1'22, adding 148 net new advertisers in Q1'232
•Launched a suite of new features, including on-screen navigation shortcuts and an improved mobile app
•Honored with an Emmy Award for Technology and Engineering around our innovative use of ACR technology
•Launched 23 apps including SiriusXM, OWN, Animal Planet, Destination America, and Travel Channel Go
•Added 23 WatchFree+ channels including Tastemade Home, Afroland TV, Portlandia and MSG Sports Zone
1 A reconciliation of Net Loss to Adjusted EBITDA is provided below.
2 Direct advertising relationships includes the number of advertisers that purchased advertising inventory directly from VIZIO during the first quarter. Net new advertisers for the quarter is calculated as the difference between the number of direct advertising relationships during the first quarter of 2023 versus the first quarter of 2022.

Selected Quarterly Financial Results
(Unaudited, in millions, except percentages and SmartCast ARPU)

	Three Months Ended March 31,
	2023	2022	% Change
Financial Highlights
Net Revenue
Device	$231.2	$382.9	(40)%
Platform+	125.5	102.6	22%
Total Net Revenue	356.7	485.5	(27)%
Gross Profit
Device	1.6	7.9	(80)%
Platform+	73.8	64.9	14%
Total Gross Profit	75.4	72.8	4%
Operating Expenses	78.7	85.7	(8)%
Net Loss	$(0.7)	$(11.0)	NM
Adjusted EBITDA[1]	$6.7	$4.4	52%

Operational Metrics
Smart TV Shipments	0.9	1.4	(32)%
SmartCast Active Accounts (as of)	17.5	15.6	12%
Total VIZIO Hours	8,992	8,208	10%
SmartCast Hours	4,881	4,116	19%
SmartCast ARPU	$29.20	$23.68	23%
_________________________
1 A reconciliation of Net Loss to Adjusted EBITDA is provided below
NM-Not Meaningful

Financial Outlook
(In millions)

Second Quarter 2023
Platform+ Net Revenue	$133 - $137
Platform+ Gross Profit	$78 - $83
Adjusted EBITDA	$6 - $11

Virtual Investor Event – Tuesday, May 9, 2023
VIZIO management will hold a live question and answer webcast at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss VIZIO's quarterly results and outlook. To listen to the live webcast and replay, please visit VIZIO's Investor Relations website (investors.vizio.com). The replay will be available through July 1, 2023 at 11:59 p.m. (ET).
About VIZIO
Founded and headquartered in Orange County, California, our mission at VIZIO Holding Corp. (NYSE: VZIO) is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. We are driving the future of televisions through our integrated platform of cutting-edge Smart TVs and powerful operating system. We also offer a portfolio of innovative sound bars that deliver consumers an elevated audio experience. Our platform gives content providers more ways to distribute their content and advertisers more tools to connect with the right audience.
Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through our Investor Relations website at investors.vizio.com. We announce material information to the public about our company, products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, our Investor Relations website (investors.vizio.com), our blog (accessible via vizio.com/en/newsroom) and our Twitter account (@VIZIO) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.
Key Operational and Financial Metrics
We review certain key operational and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
The metrics included in this press release and the accompanying call, including the key operational and financial metrics defined below, as well as SmartCast Hours per SmartCast Active Account, direct advertising client relationships and net new advertisers, are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate these metrics are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Smart TV Shipments. We define Smart TV Shipments as the number of Smart TV units shipped to retailers or direct to consumers in a given period. Smart TV Shipments currently drive the majority of our revenue and provide the foundation for increased adoption of our SmartCast operating system and the growth of our Platform+ revenue. The growth rate between Smart TV shipments and Device net revenue is not directly correlated because VIZIO’s Device net revenue can be impacted by other variables, such as the series and sizes of Smart TVs sold during the period, the introduction of new products as well as the number of sound bars shipped.
SmartCast Active Accounts. We define SmartCast Active Accounts as the number of VIZIO Smart TVs where a user has activated the SmartCast operating system through an internet connection at least once in the past 30 days. We believe that the number of SmartCast Active Accounts is an important metric to measure the size of our engaged user base, the attractiveness and usability of our operating system, and subsequent monetization opportunities to increase our Platform+ net revenue.
Total VIZIO Hours. We define Total VIZIO Hours as the aggregate amount of time users spend utilizing our Smart TVs in any capacity. We believe this usage metric is critical to understanding our total potential monetization opportunities.

SmartCast Hours. We define SmartCast Hours as the aggregate amount of time viewers engage with our SmartCast platform to stream content or access other applications. This metric reflects the size of the audience engaged with our operating system as well as indicates the growth and awareness of our platform. It is also a measure of the success of our offerings in addressing increased user demand for OTT streaming. Greater user engagement translates into increased revenue opportunities as we earn a significant portion of our Platform+ net revenue through advertising, which is influenced by the amount of time users spend on our platform.
SmartCast ARPU. We define SmartCast ARPU as total Platform+ net revenue, less revenue attributable to legacy VIZIO V.I.A. Plus units, during the preceding four quarters divided by the average of (i) the number of SmartCast Active Accounts at the end of the current period; and (ii) the number of SmartCast Active Accounts at the end of the corresponding prior year period. SmartCast ARPU indicates the level at which we are monetizing our SmartCast Active Account user base. Growth in SmartCast ARPU is driven significantly by our ability to add users to our platform and our ability to monetize those users.
Device gross profit. We define Device gross profit as Device net revenue less Device cost of goods sold in a given period. Device gross profit is directly influenced by consumer demand, device offerings, and our ability to maintain a cost-efficient supply chain.
Platform+ gross profit. We define Platform+ gross profit as Platform+ net revenue less Platform+ cost of goods sold in a given period. As we continue to grow and scale our business, we expect Platform+ gross profit to increase over the long term.
Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, VIZIO considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as total net loss before interest income, net, other income, net, benefit from income taxes, depreciation and amortization and share-based compensation. We consider Adjusted EBITDA to be an important metric to assess our operating performance and help us to manage our working capital needs. Utilizing Adjusted EBITDA, we can identify and evaluate trends in our business as well as provide investors with consistency and comparability to facilitate period-to-period comparisons of our business. We believe that providing users with non-GAAP measures such as Adjusted EBITDA may assist investors in seeing VIZIO’s operating results through the eyes of management and in comparing VIZIO’s operating results over multiple periods with other companies in our industry.
We use Adjusted EBITDA in conjunction with net loss as part of our overall assessment of our operating performance and the management of our working capital needs. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish Adjusted EBITDA or similar metrics. Furthermore, Adjusted EBITDA has certain limitations in that it does not include the impact of certain expenses that are reflected in our condensed consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, including net loss.
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to net loss. We encourage investors and others not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with loss.
Forward-looking information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or VIZIO’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions.

Forward-looking statements in this press release include, but are not limited to, statements regarding VIZIO’s future financial and operating performance, including our outlook and guidance and our expectations regarding advertising sales, including Upfront advertising commitments, which represent advertisers’ indication of expected advertising spend made to us during 2023, but are not fully binding commitments and may differ from the amount of advertising revenue actually received. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that: we are not able to keep pace with technological advances in our industry and successfully compete in highly competitive markets; we do not have the ability to continue to increase the sales of our Smart TVs; we cannot attract and maintain SmartCast Active Accounts; we cannot increase SmartCast Hours; we are not able to attract and maintain popular content on our platform; we are not able to maintain relationships with advertisers; and we cannot adapt to market conditions and technological developments, including with respect to our platform's compatibility with applications developed by content providers; and an economic downturn or economic uncertainty adversely affects consumer discretionary spending and advertising.
The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, as filed on March 1, 2023. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023. The forward-looking statements in this press release are based on information available to VIZIO as of the date hereof, and VIZIO disclaims any obligation to update any forward-looking statements, except as required by law.

Contact Information

Investors and Analysts:
Michael Marks
IR@vizio.com

Media:
PR@vizio.com

Source: VIZIO Holding Corp.

VIZIO HOLDING CORP.
Consolidated Statements of Operations
(Unaudited, in millions except per share amounts)

	Three Months Ended March 31,
	2023	2022
Net revenue:
Device	$231.2	$382.9
Platform+	125.5	102.6
Total net revenue	356.7	485.5
Cost of goods sold:
Device	229.6	375.0
Platform+	51.7	37.7
Total cost of goods sold	281.3	412.7
Gross profit:
Device	1.6	7.9
Platform+	73.8	64.9
Total gross profit	75.4	72.8
Operating expenses:
Selling, general and administrative	58.2	62.4
Marketing	7.6	13.3
Research and development	11.9	9.2
Depreciation and amortization	1.0	0.8
Total operating expenses	78.7	85.7
Loss from operations	(3.3)	(12.9)
Interest income, net	2.4	—
Total non-operating income, net	2.4	—
Loss before income taxes	(0.9)	(12.9)
Benefit from income taxes	(0.2)	(1.9)
Net loss	$(0.7)	$(11.0)

Net loss per share attributable to Class A and Class B stockholders:
Basic	$(0.00)	$(0.06)
Diluted	$(0.00)	$(0.06)
Weighted-average Class A and Class B common shares outstanding:
Basic	195.3	191.2
Diluted	195.3	191.2

VIZIO HOLDING CORP.

Consolidated Balance Sheets
(Unaudited, in millions except par values)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$210.2	$288.7
Short-term investments	118.7	58.9
Accounts receivable, net	297.7	357.9
Other receivables due from related parties	0.2	2.2
Inventories	13.8	15.5
Income tax receivable	2.3	1.7
Prepaid and other current assets	55.0	53.5
Total current assets	697.9	778.4
Property, equipment and software, net	21.9	19.9
Goodwill	44.8	44.8
Deferred income taxes	51.2	51.2
Other assets	25.9	21.4
Total assets	$841.7	$915.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable due to related parties	$104.3	$148.2
Accounts payable	97.6	117.2
Accrued expenses	188.2	204.9
Accrued royalties	45.8	47.4
Other current liabilities	5.3	5.5
Total current liabilities	441.2	523.2
Other long-term liabilities	17.7	18.8
Total liabilities	458.9	542.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100.0 shares authorized and no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 1,350.0 shares authorized as of March 31, 2023 and December 31, 2022 •Class A, 122.5 and 121.9 shares issued and 118.7 and 118.1 outstanding as of March 31, 2023 and December 31, 2022, respectively, •Class B, 76.8 shares issued and outstanding as of March 31, 2023 and December 31, 2022, and •Class C, no shares issued and outstanding as of March 31, 2023 and December 31, 2022.	—	—
Additional paid-in capital	376.6	366.9
Accumulated other comprehensive loss	(0.3)	(0.3)
Retained earnings	6.5	7.1
Total stockholders’ equity	382.8	373.7
Total liabilities and stockholders’ equity	$841.7	$915.7

VIZIO HOLDING CORP.
Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(0.7)	$(11.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1.8	0.8
Amortization of premium and discount on investments	(0.5)	—
Change in fair value of investment securities	(0.1)	—
Share-based compensation expense	8.2	16.5
Change in allowance for doubtful accounts	0.7	3.1
Changes in operating assets and liabilities:
Accounts receivable	59.5	51.0
Other receivables due from related parties	2.0	3.0
Inventories	1.7	(0.3)
Income taxes receivable	(0.6)	(3.0)
Prepaid and other current assets	(4.6)	0.1
Other assets	(2.9)	(2.8)
Accounts payable due to related parties	(43.9)	(71.0)
Accounts payable	(20.1)	26.0
Accrued expenses	(17.0)	(16.1)
Accrued royalties	(1.6)	(9.6)
Other current liabilities	(0.2)	0.5
Other long-term liabilities	(1.0)	2.3
Net cash used in operating activities	(19.3)	(10.5)
Cash flows from investing activities:
Purchase of property and equipment	(0.2)	(4.0)
Purchase of investments	(75.7)	(0.7)
Maturity of investments	15.0	—
Net cash used in investing activities	(60.9)	(4.7)
Cash flows from financing activities:
Proceeds from the exercise of stock options	1.7	5.2
Withholding taxes paid on behalf of employees on net settled share-based awards	—	(11.9)
Net cash provided by (used in) financing activities	1.7	(6.7)
Effects of exchange rate changes on cash and cash equivalents	—	—
Net decrease in cash and cash equivalents	(78.5)	(21.9)
Cash and cash equivalents at beginning of period	288.7	331.6
Cash and cash equivalents at end of period	$210.2	$309.7
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$0.4	$0.9
Cash paid for interest	$—	$0.1
Cash paid for amounts included in the measurement of operating lease liabilities	$1.2	$0.8
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$0.5	$3.5
Additions to property and equipment financed by accounts payable	$0.6	$—

VIZIO HOLDING CORP.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Net loss	$(0.7)	$(11.0)
Adjusted to exclude the following:
Interest income, net	(2.4)	—
Other income, net	—	—
Benefit from income taxes	(0.2)	(1.9)
Depreciation and amortization	1.8	0.8
Share-based compensation	8.2	16.5
Adjusted EBITDA	$6.7	$4.4